Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media Contact: Emily Parenteau +1.215.299.6288
emily.parenteau@fmc.com
Investor Contact: Michael Wherley +1.215.299.6543
michael.wherley@fmc.com

FMC Corporation Updates Fourth Quarter 2020 Outlook

•North America business impacted by supply chain disruptions in December.
•Latin America business impacted by severe drought in Brazil and import challenges in Argentina.
•Impacts partially offset by strong sales in Europe and Asia.
•Full-year free cash flow guidance1 for 2020 ($475 to $525 million) unchanged.
•Expect solid 2020 full-year results, with approximately 7 percent organic2 revenue growth and 2 to 3 percent adjusted EBITDA1 growth, despite approximately $250 million FX headwinds.
•Expect 2021 outlook at or somewhat above long-range plan targets of 5 to 7 percent revenue growth and 7 to 9 percent adjusted EBITDA growth.

PHILADELPHIA, January 19, 2021 - FMC Corporation (NYSE:FMC) today announced that the company is reducing its fourth quarter 2020 outlook. The company is proceeding through its quarterly close, and based on preliminary results expects fourth quarter revenue of approximately $1.15 billion as compared with prior guidance of $1.23 to $1.29 billion, and fourth quarter adjusted EBITDA in the range of $285 to $295 million as compared with prior guidance of $335 to $355 million. Full-year free cash flow guidance of $475 to $525 million in 2020 remains unchanged. The company expects 2021 outlook at or somewhat above long-range plan targets of 5 to 7 percent revenue growth and 7 to 9 percent adjusted EBITDA growth.
In North America, sales were impacted due to supply chain disruptions, including COVID-related factors associated with logistics and a tolling partner. These events occurred during the traditionally busy month of December, resulting in some products not being delivered to customers by quarter end. The company expects a large proportion of those sales will be recognized in first quarter 2021. In Brazil, sales were lower than forecasted due to severe drought that persisted throughout the fourth quarter, resulting in lower demand. The company expects these conditions to continue through first quarter 2021. In Argentina, substantial product inventory located in bonded warehouses was not released by customs

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officials in a timely manner. This inventory is expected to be released, and sales completed, in first quarter 2021.
“Despite the global pandemic and these near-term operational challenges, we delivered a solid 2020 and remain highly confident in our 2021 outlook and our ability to deliver FMC’s long-range growth plan targets,” said Mark Douglas, FMC president and CEO.
Details will be discussed during FMC’s fourth quarter earnings conference call. FMC will release its fourth quarter 2020 earnings and 2021 outlook on February 9, 2021, after the stock market close via PR Newswire and on the company’s website at: https://investors.fmc.com. The company will host a webcast conference call on Wednesday, February 10, 2021, at 9:00 a.m. ET, that is open to the public via internet broadcast and telephone.
About FMC
FMC Corporation, an agricultural sciences company, provides innovative solutions to growers around the world with a robust product portfolio fueled by a market-driven discovery and development pipeline in crop protection, plant health, and professional pest and turf management. This powerful combination of advanced technologies includes leading insect control products based on Rynaxypyr® and Cyazypyr® active ingredients; Authority®, Boral®, Centium®, Command® and Gamit® branded herbicides; Talstar® and Hero® branded insecticides; and flutriafol-based fungicides. The FMC portfolio also includes biologicals such as Quartzo® and Presence® bionematicides. FMC Corporation employs approximately 6,400 employees around the globe. To learn more, please visit www.fmc.com.
FMC, the FMC logo, Rynaxypyr, Cyazypyr, Authority, Boral, Centium, Command, Gamit, Talstar, Hero, Quartzo and Presence are trademarks of FMC Corporation or an affiliate. Always read and follow all label directions, restrictions and precautions for use. Products listed here may not be registered for sale or use in all states, countries or jurisdictions. Hero® insecticide is a restricted use pesticide in the United States.
The Company’s investor relations website, located at https://investors.fmc.com, should be considered as a recognized channel of distribution, and the Company may periodically post important information to the web site for investors, including information that the Company may wish to disclose publicly for purposes of complying with the federal securities laws. After April 27, 2021, this type of information will no longer be provided by press release but will continue to be posted on the investor relations website.

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Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in reports or letters to FMC stockholders.
In some cases, FMC has identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. Such forward-looking statements are based on management’s current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Currently, one of the most significant factors is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of FMC, which is substantially influenced by the potential adverse effect of the pandemic on FMC’s customers and suppliers and the global economy and financial markets. The extent to which COVID-19 impacts us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional factors include, among other things, the risk factors and cautionary statements included within FMC’s 2019 Form 10-K and FMC’s Form 10-Q for the quarter ended September 30, 2020. Moreover, investors are cautioned to interpret many of these factors as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
FMC cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement. FMC undertakes no obligation, and specifically disclaims any duty, to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law.

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This press release contains certain “non-GAAP financial terms” which are defined on our website https://investors.fmc.com. In addition, we have also provided on our website reconciliations of non-GAAP terms to the most directly comparable GAAP term.
1.Although we provide forecasts for adjusted earnings per share, adjusted EBITDA, and free cash flow (non-GAAP financial measures), we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to, restructuring, acquisition charges, and discontinued operations. As a result, no GAAP outlook is provided.
2.Organic revenue growth (non-GAAP) excludes the impact of foreign currency changes.

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